UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2026

Curanex Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Nevada	001-42815	83-0741390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Jericho Plaza, Suite 101B Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

(718) 673-6078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CURX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information set forth below under Item 5.02 with respect to the Employment Agreement with Jun Liu and the Employment Agreement with Dr. Liqin Xie is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO Employment Agreement

On March 2, 2026, Curanex Pharmaceuticals Inc (the “Company”) entered into an executive employment agreement with Mr. Jun Liu, the Chief Executive Officer and President of the Company, effective March 1, 2026 (the “CEO Agreement”). The CEO Agreement relates to the continuation of Mr. Liu’s services as Chief Executive Officer and President of the Company since his appointment to these positions in February 2024, and requires Mr. Liu to provide the services and responsibilities consistent with the position of chief executive officer and president of a publicly listed company, including taking overall responsibility for the Company’s management, corporate strategy, research and development oversight, clinical and regulatory coordination, capital markets activities, and execution of the Company’s business, subject at all times to the policies set by the Board of directors of the Company.

The term of the CEO Agreement begins on the Effective Date and ends on the fourth anniversary of the Effective Date, until terminated earlier by the parties under the terms of the CEO Agreement. It may be renewed upon the same terms and conditions for successive one-year periods, upon mutual consent of the parties.

The CEO Agreement provides for (i) an annual base salary of $393,600 per calendar year, (ii) eligibility to participate in the Company’s equity incentive plan to be adopted by the Company; (iii) continued eligibility to participate in all employee benefit plans, practices and program maintained by the Company that are generally made available to employees of the Company, including vacation days, sick days, and reimbursement for all reasonable and necessary out-of-pocket business and travel expenses incurred by him in connection with the performance of his duties; and (iv) in addition, the Company shall cover monthly lease expenses for the automobile being operated by the CEO in the amount of $3,998.

If the CEO Agreement is terminated due to Mr. Liu’s death, his beneficiary shall receive any salary, benefits and reimbursements that would otherwise have been payable to Mr. Liu as of the date of his death. If the CEO Agreement is terminated due to Mr. Liu’s disability, upon determination that a disability exists, after consultation with a qualified, independent physician, Mr. Liu shall be entitled to receive any amounts of salary earned, accrued and owing but not yet paid and any benefits accrued and due under any applicable benefit plans and programs of the Company. If Mr. Liu voluntary terminates the CEO Agreement, or the CEO Agreement is terminated by the Company for “cause,” then Mr. Liu shall receive only any amounts of the base salary earned, accrued and owing, but not yet paid, but will not be eligible to receive any benefits by the Company.

If Mr. Liu terminates his employment and this CEO Agreement for “good reason” which includes a material adverse change by the Company in duties, authority or responsibilities of the executive as President and Chief Executive Officer which is accompanied by a material reduction in his base salary; a failure by the Company to pay any amount due and owing hereunder; or a material breach of the CEO Agreement by the Company which has not been cured within ten (10) business days after written notice thereof by executive, or if the Company terminates Mr. Liu’s employment without cause, then Mr. Liu will continue to receive for additional three (3) months his base salary, all other benefits as if his employment or service had not terminated, and all unvested options or restricted shares will become immediately vested.

COO Employment Agreement

On March 2, 2026, the Company also entered into an executive employment agreement with Dr. Liqin Xie related to his continued service to the Company as Chief Operating Officer (the “COO Agreement”), a position to which he was appointed on June 17, 2024. Pursuant to the COO Agreement, Dr. Xie will continue performing all duties and functions required of the Chief Operating Officer of a publicly listed pharmaceutical or biotechnology company, including but not limited to operational leadership, execution of corporate strategy, participation in preclinical and clinical operations as a scientist, cross-functional management, and such other duties as may be reasonably assigned to the chief operating officer by the board of directors of the Company and the Company’s Chief Executive Officer. The COO Agreement started on March 1, 2026 (the “Effective Date”), constitutes employment at will, and may be terminated by the Company or the COO at any time with or without cause.

The COO Agreement provides for (i) an annual base salary of $180,000 per calendar year, (ii) eligibility to participate in the Company’s equity incentive plan to be adopted by the Company; (iii) continued eligibility to participate in all employee benefit plans, practices and program maintained by the Company that are generally made available to employees of the Company, including vacation days, sick days, and reimbursement for all reasonable and necessary out-of-pocket business and travel expenses incurred by him in connection with the performance of his duties.

If the COO Agreement is terminated due to Dr. Xie’ death or involuntary termination by the Company on account of his disability, Dr. Xie, or in the event of his death, his designated beneficiary, shall be entitled to receive any amounts earned, accrued and owing but not yet paid as a base salary and any benefits accrued and due under any applicable benefit plans and programs of the Company. If Dr. Xie voluntary terminates the COO Agreement, or if the COO Agreement is terminated by the Company for “cause,” then Dr. Xie shall receive only any amounts of the base salary earned, accrued and owing, but not yet paid, but will not be eligible to receive any benefits by the Company. If the Company terminates the COO Agreement without cause, then Dr. Xie will continue to receive his base salary for additional three (3) months, all other benefits as if his employment or service had not terminated, and all unvested options or restricted shares will become immediately vested.

Both the CEO and COO Agreements contain reasonable restrictive covenants, including non-competition, non-disclosure of confidential information, non-solicitation provisions, and require each executive to sign Proprietary Information and Invention Assignment Agreement, containing representations and warranties with respect to non-disclosure of the Company’s confidential information and assignment of inventions to the Company.

The foregoing description of the CEO and COO Agreements contains a summary of material terms, and do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Company and Jun Liu, effective March 1, 2026
10.2	Employment Agreement between the Company and Dr. Liqin Xie, effective March 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curanex Pharmaceuticals Inc

Date: March 6, 2026	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer